FIRST AMENDMENT TO STOCK ISSUANCE, ASSUMPTION AND RELEASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK ISSUANCE, ASSUMPTION AND RELEASE AGREEMENT (the “First Amendment”) is made as of the 21st day of September, 2007, by and among GREENS WORLDWIDE INCORPORATED, an Arizona corporation (the “GRWW”), SPORTSQUEST, INC. (formerly Air Brook Airport Express, Inc.), a Delaware corporation (“ARBK”), and AJW PARTNERS, LLC, a Delaware limited liability company (“AJW Partners”), AJW OFFSHORE, LTD., a Cayman Islands corporation (“AJW Offshore”), AJW QUALIFIED PARTNERS, LLC, a New York limited liability company (“AJW Qualified Partners”), NEW MILLENNIUM CAPITAL PARTNERS II, LLC, a New York limited liability company (“New Millennium” and together with AJW Partners, AJW Offshore and AJW Qualified Partners, “NIR”), and AJW MASTER FUND, LTD., a Cayman Islands corporation (“AJW Master Fund” and together with AJW Partners and New Millennium, the “NIR Successors”).

R E C I T A L S:

A.       GRWW, ARBK and NIR entered into a Stock Issuance, Assumption and Release Agreement (the “Original Agreement”), dated as of August 17, 2007. Under the terms of the Original Agreement, the parties acknowledged that NIR modified its organizational structure as of June 30, 2007 and agreed that all callable secured convertible notes issued under the Original Agreement shall be issued to the NIR Successors in the following percentages: AJW Master Fund (90.9%), AJW Partners (8.8%), and New Millennium (0.3%).

B.       GRWW and NIR entered into a Securities Purchase Agreement dated as of September 16, 2005 (the “September 16, 2005 Purchase Agreement”) in which GRWW executed callable secured convertible notes (the “September 2005 Notes”), a Securities Purchase Agreement dated as of July 31, 2006 in which GRWW executed callable secured convertible notes (the “July 2006 Notes”) a Securities Purchase Agreement dated as of September 19, 2006, in which GRWW executed callable secured convertible notes (the “September 2006 Notes”), a Letter Agreement dated as of October 13, 2006 in which GRWW executed callable secured convertible notes (the “October 2006 Notes”), and a Letter Agreement dated as of November 20, 2006 in which GRWW executed callable secured convertible notes (the “November 2006 Notes”) (such purchase agreements, collectively, the “Prior Agreements”). Under the Prior Agreements, NIR purchased callable secured convertible notes from GRWW in the aggregate principal amount of $4,580,000 (collectively the “Initial Notes”).

C.       GRWW and NIR entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated as of March 22, 2007. The transactions contemplated by the Purchase Agreement resulted in a new funding of $625,000 in callable secured convertible notes (the “$625,000 Notes” and together with the Initial Notes, the “Original Notes”) into GRWW and a restructuring of GRWW’s relationship with NIR. GRWW, NIR and certain affiliates of NIR also entered into a Release Agreement, dated as of March 22, 2007, under which the parties agreed to terminate any prior agreements among the parties and to release the other parties from any potential claims.

D.       The Purchase Agreement provided for a restructuring of the Original Notes with the new callable secured convertible notes having an aggregate face amount of $7,807,500, including interest, due on March 22, 2010.

E.       Of the Original Notes, the September 2005, July 2006, and $420,000 of the September 2006 Notes were collectively restructured (the “Restructured Original Notes”) and $80,000 of the September 2006 Notes, the October 2006 Notes, the November 2006 Notes and the $625,000 Notes were collectively restructured (the “Restructured Later Notes”). The parties acknowledge and agree that the aggregate face amount of the Restructured Original Notes is $3,903,750 and the aggregate face amount of the remaining Restructured Later Notes is $3,903,750.

F.       Under the Original Agreement, in exchange for the issuance of 390,000 shares of Series A Convertible Preferred Stock, $10.00 par value per share, of GRWW, ARBK assumed the Restructured Later Notes.

G.       NIR consented to ARBK’s assumption of the Restructured Later Notes and released GRWW from any and all of its obligations relating to the Restructured Later Notes on the terms and conditions set forth in the Original Agreement.

H.        GRWW, ARBK, NIR and the NIR Successors desire to clarify that ARBK assumed the Restructured Later Notes and that GRWW remains obligated on the Restructured Original Notes.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

1.       Identification of Notes Assumed. The parties agree and acknowledge that ARBK assumed the Restructured Later Notes under the terms of the Original Agreement and that the Restructured Original Notes remain an obligation of GRWW.

2.       No Other Amendments. Other than as amended by this First Amendment, the terms and obligations evidenced by the Original Agreement remain in full force and effect.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to Stock Issuance, Assumption and Release Agreement to be duly executed as of the date first above written.

GREENS WORLDWIDE INCORPORATED

By:
R. Thomas Kidd, President

SPORTSQUEST, INC.

By:
R. Thomas Kidd, CEO

AJW PARTNERS, LLC

By:	SMS Group, LLC

By:
Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD

By:	First Street Manager II, LLC

By:
Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC

By:	AJW Manager, LLC

By:
Corey S. Ribotsky, Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC

By:	First Street Manager II, LLC

By:
Corey S. Ribotsky, Manager

AJW MASTER FUND, LTD.

By:	First Street Manager II, LLC

By:
Corey S. Ribotsky, Manager